Investors May Contact:
                                                                 Stacey Yonkus
                                                  Director, Investor Relations
                                                                (203) 356-4424
                                                        syonkus@asburyauto.com

                                                        Reporters May Contact:
                                                                   David Shein
                                                             RFBinder Partners
                                                                (212) 994-7514
                                                      david.shein@rfbinder.com


                    Asbury Automotive Changes Release Date of
                    Fourth Quarter and 2003 Financial Results


Stamford, Conn., February 11, 2004 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced that it expects to release financial results for the fourth quarter and full year ended December 31, 2003 on a date no later than its originally scheduled release date of February 26, 2004. The anticipated release date had previously been moved up to February 11, 2004.

This postponement is necessary to provide the Company with additional time to complete its annual assessment of goodwill and other intangible assets related to the Company's Portland platform as required by Statement of Financial Accounting Standard No. 142. If this assessment determines that there is impairment, it may result in a material non-cash charge to income from continuing operations. Assuming no impairment associated with this assessment, the Company remains comfortable with its previously announced guidance of earnings per share from continuing operations of $1.55 before giving effect to the previously announced charge of $0.05 per share related to the termination of the agreement to acquire the Bob Baker Auto Group.


About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2002 revenues of $4.5 billion. Built through a combination of organic growth and a series of strategic acquisitions, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms currently operate 99 retail auto stores, encompassing 141 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.
Forward Looking Statements
This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward- looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.